Exhibit 99.2 - Joint Filer Information

Names of Joint Filers:

(1)    David D. Kim Trust dated 12/31/87

(2)    David D. Kim

Address:

David D. Kim Trust dated 12/31/87: 2045 East Innovation Circle, Tempe Arizona
85284

David D. Kim: 2045 East Innovation Circle, Tempe Arizona 85284

Designated Filer:  David D. Kim Trust dated 12/31/87

Issuer & Ticker Symbol: Amkor Technology, Inc. (AMKR)

(Nasdaq Global Select Market)

Date of Event Requiring Statement: January 12, 2017

Signature:

/s/ Jerry Allison, as attorney in fact for Reporting Persons on January 17, 2017

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Jerry Allison, as Attorney-in-Fact, for Reporting Persons